UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2023

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On June 21, 2023, James H. Boyce, III notified Investar Holding Corporation (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), effective immediately. Mr. Boyce’s decision to resign from the Board was not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

(d)    On June 21, 2023, upon recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”), the Board increased the size of the Board from 10 to 12 members and appointed Anita M. Fontenot, Julio A. Melara, and James E. Yegge to the Board, effective immediately. Each of Ms. Fontenot, Mr. Melara, and Mr. Yegge will serve until the Company's 2024 Annual Meeting of Shareholders and until her or his successor is duly elected and qualified. Upon recommendation of the Nominating Committee, the Board appointed Ms. Fontenot as a member of the Board’s Audit Committee and Mr. Yegge as a member of the Board’s Compensation Committee. The Board determined that Ms. Fontenot, Mr. Melara, and Mr. Yegge are independent pursuant to the director independence standards established under the NASDAQ Stock Market listing rules and that Ms. Fontenot and Mr. Yegge meet the additional requirements for service on the Company’s Audit Committee and Compensation Committee, respectively. Ms. Fontenot and Mr. Yegge have served as directors of Investar Bank (the “Bank”), the Company’s wholly-owned subsidiary since May 2017, and Mr. Melara has served as a director of the Bank since July 2020.

Ms. Fontenot, Mr. Melara, and Mr. Yegge will receive compensation for their Board and respective committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 4, 2023 under the heading “Non-Employee Director Compensation.”

There are no arrangements or understandings between Ms. Fontenot, Mr. Melara, or Mr. Yegge and any other persons pursuant to which they were appointed to the Board. There are also no family relationships between Ms. Fontenot, Mr. Melara, or Mr. Yegge and any director or executive officer of the Company or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

June 27, 2023	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer